UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   May 21, 2025

Frontier Communications Parent, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-11001	86-2359749
(Commission File Number)	(IRS Employer Identification No.)

1919 McKinney Avenue, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(972) 445-0042
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FYBR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Frontier Communications Parent, Inc. (“Frontier”) held its 2025 Annual Meeting of Stockholders on May 21, 2025. There were 206,010,832 shares of common stock present at the Annual Meeting, or 82.3% of the shares of common stock outstanding on March 25, 2025, the record date for the Annual Meeting.

The following items were submitted to a vote of stockholders at the meeting:

(1)	The vote to elect ten (10) directors to hold office until the next annual stockholder meeting or until his or her successor has been elected and qualified, was as follows:

	FOR	AGAINST	WITHHOLD
Kevin L. Beebe	175,797,064	8,023,000	964,439
Lisa V. Chang	183,110,197	707,568	966,738
Pamela L. Coe	182,398,795	1,421,014	964,694
Nick Jeffery	183,567,657	250,489	966,357
Stephen C. Pusey	182,936,860	883,439	964,204
Margaret M. Smyth	182,802,447	1,019,558	962,498
John G. Stratton	181,997,664	1,803,199	983,640
Maryann Turcke	180,195,096	3,626,330	963,077
Prat Vemana	183,439,205	380,336	964,962
Woody Young	182,914,956	902,611	966,936

There were 21,226,329 broker non-votes with respect to each nominee.

(2)	The appointment of KPMG LLP as Frontier’s independent registered public accounting firm for 2025 was ratified with the following vote:

FOR	AGAINST	ABSTAIN
202,338,704	2,697,831	974,297

There were no broker non-votes with respect to this matter.

(3)	The advisory vote to approve named executive compensation was approved and received the following vote:

FOR	AGAINST	ABSTAIN
177,614,890	6,004,559	1,165,054

There were 21,226,329 broker non-votes with respect to this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS PARENT, INC.

Date: May 23, 2025	By:	/s/ Mark Nielsen
Mark Nielsen
Executive Vice President, Chief Legal and Regulatory Officer